CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for John Hancock Small Cap Value Fund (one of the funds comprising John Hancock Investment Trust II) in the John Hancock Equity Funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Small Cap Value Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 44 to Registration Statement (Form N-1A, No. 2-90305) of our report dated December 3, 1999 on the financial statements and financial highlights of John Hancock Small Cap Value Fund.



                                            /s/ERNST & YOUNG LLP
                                            --------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2000